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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement File No. 333-186795 on Form S-1 of our reports dated March 20, 2014 relating to the financial statements and financial statement schedules of MONY Life Insurance Company of America for the year ended December 31, 2013, which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial statements" and "Independent registered public accounting firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 25, 2014